PACIFIC PARAGON INVESTMENT FUND LTD.

707 - 1030 West Georgia Street

Vancouver, British Columbia V6E 2Y3

January 1, 2001

Pacific Stratus Ventures Ltd.

707 - 1030 West Georgia Street

Vancouver, British Columbia

V6E 2Y3

Dear Sirs:

Re: ADMINISTRATIVE SERVICES AGREEMENT DATED 1ST DAY OF NOVEMBER 1997

Please let this letter serve as a Letter of Agreement that effective January 1st, 2001 the parties hereby agree that the monthly remuneration will be increased to THREE THOUSAND AND FIVE HUNDRED ($3,500) per month plus applicable Goods and Services tax.

All other clauses in the Administrative Services Agreement dated 1st day of November 1997 will remain in full force and effect.

Yours truly,

PACIFIC PARAGON INVESTMENT FUND LTD.

Per: /s/ "Harry Chew"

Harry Chew

President

Accepted this 1st day of January 2001 by:

PACIFIC STRATUS VENTURES LTD.

/s/ "Harry Chew"	/s/ "Sonny Chew"
Director	Director